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                                                                   EXHIBIT 10.35



                      [ASYST TECHNOLOGIES, INC. LETTERHEAD]



February 28, 2002


Mr. Dennis Riccio
4210 Remillard Court
Pleasanton, CA  94566

RE:     EMPLOYMENT SEPARATION AGREEMENT

Dear Dennis:

        This letter sets forth the substance of the separation agreement (the "Agreement") that Asyst Technologies, Inc. (the "Company") is offering to you to aid in your employment transition.

        1. SEPARATION AND TRANSITION PERIOD. The Company agrees to accept your resignation as Senior Vice President of Worldwide Sales and Service, and from any other offices or positions you hold with the Company or any affiliated entity (with the exception of your non-officer position as Sales and Customer Operations Manager of the Company during the Transition Period), effective as of January 7, 2002 (the "Resignation Date"). From the Resignation Date until the earlier of: (i) October 19, 2002; (ii) the date you materially breach any obligation under this Agreement or your Proprietary Information and Inventions Agreement; or (iii) the date you engage in any activity competitive with or detrimental to the interests of the Company (the "Separation Date"), you will be a regular, part-time employee of the Company in the position of Sales and Customer Operations Manager (the "Transition Period"), for which you will be paid at a rate of one hundred dollars ($100) per hour, less standard deductions and withholdings. During the Transition Period: (i) you will not serve as an officer of the Company; and (ii) you will make yourself available at least ten
(10) hours per month, and for additional time if needed by the Company and if it does not unreasonably interfere with your obligations to another employer, up to a maximum of twenty (20) hours per month, to provide transition assistance to the Company and its new sales leaders for the Company's Fab Solutions/Equipment Solutions and OEM organizations, to provide assistance with regard to sales efforts for key customers of the Company for bookings and maintenance of strategic relationships, and to work on special projects within your area of expertise, as requested by the Chief Executive Officer or his designee.

        2. INDEMNIFICATION. During the Transition Period, the Company will continue to indemnify you for your actions within the course and scope of your employment to the fullest extent permitted by law and as set forth in any indemnification agreement previously executed between you and the Company.

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Mr. Dennis Riccio
February 28, 2002
Page 2


        3. ACCRUED SALARY AND PTO. You acknowledge that as of the Resignation Date, the Company paid you all accrued salary earned through the Resignation Date, subject to standard payroll deductions and withholdings. You will not accrue Paid Time Off ("PTO") during the Transition Period and will be paid for all accrued and unused PTO as of the Separation Date.

        4. HEALTH INSURANCE. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish.

        5. STOCK OPTIONS. You acknowledge and agree that all of your Company stock options ("Options") will cease vesting as of May 31, 2002, and there shall be no further vesting of your Options during the Transition Period, notwithstanding your continuous service to Company during the Transition Period. This will include vesting of the 4,500 option shares which vest on March 31, 2002. You further acknowledge and agree that your post-termination exercise period for all vested Options shall commence as of the Separation Date and that you will have until December 31, 2002 to exercise any vested Options. In addition, you acknowledge and agree that you may be privy to important nonpublic information during the Transition Period that may subject you to restrictions regarding the trading of Company stock. All other terms, conditions, and limitations applicable to your Options will remain in full force and effect pursuant to the applicable stock option agreements and grant documents between you and the Company and the applicable stock option plan documents. You are advised by the Company to seek independent legal advice with respect to tax and securities law issues regarding your Options and any sale of Company stock you may make.

        6. EDCP AND LTIP. During the Transition Period, you will be eligible to continue participation in the Company's Executive Deferred Compensation Program ("EDCP") and the Company's Long-Term Incentive Plan ("LTIP"). All other terms and conditions of your participation in these programs will be as set forth in the respective EDCP and LTIP Plan documents.

        7. LOAN REPAYMENT.

               a. FIRST LOAN. The Company provided you with a loan in November 1998 in the original principal amount of three hundred and fifty thousand dollars ($350,000) plus interest (the "First Loan"), pursuant to which you provided the Company with a Secured Promissory Note dated November 16, 1998, which was later amended and restated pursuant to the Amended and Restated Secured Promissory Note dated May 31, 2000 (the "First Note"), which First Note is secured by a deed of trust on your home in Pleasanton, California (the "Deed of Trust," together with the First Note, are collectively referred to as the "Original First Loan Documents"). In connection with this Agreement, the Company agrees to extend the maturity date of the First Loan to December 31, 2002, and you agree to execute and deliver (and, to the extent necessary,

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Mr. Dennis Riccio
February 28, 2002
Page 3


cause your wife to execute and deliver) an Amended and Restated Secured Promissory Note in the form set forth in Exhibit A attached hereto (the "Amended and Restated First Note"). (The Amended and Restated First Note, and the Deed of Trust, as each may be amended from time to time, are collectively referred to as the "Amended First Loan Documents.")

The provisions set forth herein are not in any way a self-executing amendment of any term or condition of the Original First Loan Documents, and you remain unconditionally obligated to repay the First Loan on the terms set forth in the Original First Loan Documents, until such time as the Amended and Restated First
Note is fully executed and delivered, and the provisions hereof shall not be deemed to be a consent to any future amendment or waiver of any provisions of the Original First Loan Documents or the Amended First Loan Documents.

                  b. SECOND LOAN. The Company provided you with a loan in February 1999 in the original principal amount of four hundred and fifty thousand dollars ($450,000) plus interest (the "Second Loan"), pursuant to which you provided the Company with a Secured Promissory Note dated February 1, 1999 (the "Second Note"), which Second Note is secured by the Deed of Trust (the Deed of Trust, together with the Second Note, are collectively referred to as the "Original Second Loan Documents"). In connection with this Agreement, you agree to amend the maturity date of the Second Loan to December 31, 2002, and you agree to execute and deliver (and, to the extent necessary, cause your wife to execute and deliver) (i) an Amended and Restated Secured Promissory Note, in the form set forth in Exhibit B attached hereto (the "Amended and Restated Second Note"). (The Amended and Restated Second Note, together with the Deed of Trust, as each may be amended from time to time, are collectively referred to as the "Amended Second Loan Documents.")

The provisions set forth herein are not in any way a self-executing amendment of any term or condition of the Original Second Loan Documents, and you remain unconditionally obligated to repay the Second Loan on the terms set forth in the Original Second Loan Documents, until such time as the Amended and Restated Second Note is fully executed and delivered, and the provisions hereof shall not be deemed to be a consent to any future amendment or waiver of any provisions of the Original Second Loan Documents or the Amended Second Loan Documents.

               c. LOAN INTEREST FORGIVENESS. Provided that you make payment of the entire principal balance of the First Loan and Second Loan on or before December 31, 2002, no interest shall be due and payable on either loan and any such interest shall be forgiven.

        8. TAX CONSEQUENCES. You are advised by the Company to seek independent legal advice with respect to tax and securities law issues regarding this Agreement. The Company makes no representations or warranties regarding the tax treatment that you will receive related to any consideration or transaction contemplated by this Agreement.

        9. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Resignation Date, except for any benefit to which you have a vested interest pursuant to a Company benefit plan document.

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Mr. Dennis Riccio
February 28, 2002
Page 4


        10. NONCOMPETE. Under this Agreement, and in addition to any obligations under your Proprietary Information and Inventions Agreement, during the Transition Period, you will not, directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which competes with the Company, anywhere in the world; provided, however, you may own, as a passive investor, securities of any competitor corporation, so long as your direct holdings in any one such corporation shall not in the aggregate constitute more than one percent (1%) of the voting stock of such corporation. It is acknowledged that you are presently president of Metron Technology and that such employment at Metron Technology (as it currently conducts business) shall not be deemed competition in violation of this paragraph.

        11. CONSENT OF NEW EMPLOYER. You agree to fully disclose to your new employer, and obtain the consent of your new employer for, your continuing part-time employment relationship with the Company as provided in this Agreement. You further agree to immediately notify the Company if your new employer refuses to provide such consent or withdraws such consent at any time during the Transition Period, which shall be considered a material breach of this Agreement.

        12. EXPENSE REIMBURSEMENT. You agree that, within thirty (30) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

        13. RETURN OF COMPANY PROPERTY. You agree that by the Effective Date of this Agreement (as defined herein), you will return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, correspondence, memoranda, notes, notebooks, drawings, books and records, plans, forecasts, reports, proposals, studies, agreements, financial information, personnel information, sales and marketing information, research and development information, systems information, specifications, computer-recorded information, tangible property and equipment, credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part) ("Company Property"). You also represent that you will perform a good faith search to ensure that you are no longer in possession or control of any Company Property after the Effective Date.

        14. PROPRIETARY INFORMATION OBLIGATIONS. You acknowledge your continuing obligation to comply with your Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit C.

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Mr. Dennis Riccio
February 28, 2002
Page 5


        15. CONFIDENTIALITY. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement in confidence to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, you may not disclose the terms of this Agreement to any current or former Company employee.

        16. NONDISPARAGEMENT. Both you and the Company (through its officers and directors) agree not to disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company may respond accurately and fully to any question, inquiry or request for information when required by legal process.

        17. PRESS RELEASE. The Company previously issued a press release announcing your departure from the Company. You acknowledge that the portion of the press release relating to the circumstances of your departure was approved by you prior to distribution.

        18. RELEASE BY YOU. In exchange for the consideration under this Agreement to which you would not otherwise be entitled, and except for any obligations undertaken in this Agreement, you hereby release, acquit and forever discharge the Company, its officers, directors, agents, servants, employees, attorneys, shareholders, predecessors, successors, assigns and affiliates, of and from any and all claims, liabilities, causes of action, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date you sign this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership or equity interest in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act as amended; the federal Age Discrimination in Employment Act as amended ("ADEA"); tort law; contract law; wrongful discharge; discrimination; harassment; retaliation; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

        19. ADEA WAIVER. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under ADEA, and that the consideration given for the waiver and release in the preceding paragraph is in addition to anything of value to which

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Mr. Dennis Riccio
February 28, 2002
Page 6


you were already entitled. You further acknowledge that you have been advised by this writing that: (a) your waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) you should consult with an attorney prior to executing this Agreement; (c) you have twenty-one (21) days to consider this Agreement (although you may choose to voluntarily execute this Agreement earlier); (d) you have seven (7) days following your execution of this Agreement to revoke your consent to the Agreement by providing written notice to the Company's CEO; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after the date you execute this Agreement (the "Effective Date").

        20. RELEASE BY THE COMPANY. Except for any obligations undertaken in this Agreement, the Company hereby releases, acquits and forever discharges you from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities, and obligations of every kind and nature, in law, equity, or otherwise, known or unknown, suspected or unsuspected, arising out of or connected with any act or omission by you within the course and scope of your employment with the Company. The Company further agrees that it will indemnify and hold you harmless from any and all acts or omissions by you in the course and scope of your employment with the Company.

        21. SECTION 1542 WAIVER. In granting the releases herein, the parties hereby acknowledge that they have read and understand Section 1542 of the California Civil Code: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." The parties hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to their release of claims hereby.

        22. COOPERATION. The parties will cooperate in the execution of any documents or respond to any inquiries necessary to implement the Agreement.

        23. ARBITRATION. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, you and the Company agree that any and all disputes or controversies of any nature whatsoever (with the sole exception of disputes involving enforcement of the Proprietary Information And Inventions Agreement), arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) conducted by Judicial Arbitration and Mediation Services, Inc. ("JAMS") in San Francisco, California, under the then-existing JAMS rules. The prevailing party in such arbitration proceedings shall be entitled to recover from the other party reasonable attorneys' fees and other recoverable costs incurred in connection with such arbitration proceeding. Nothing in this Agreement shall prevent either party from seeking to obtain injunctive relief in court to preserve the status quo or prevent irreparable harm pending the conclusion of any such arbitration.

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Mr. Dennis Riccio
February 28, 2002
Page 7


        24. MISCELLANEOUS. This Agreement, including the exhibit, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. The failure to enforce any breach of this Agreement shall not be deemed to be a waiver of any other or subsequent breach. For purposes of construing this Agreement, any ambiguities shall not be construed against either party as the drafter. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. This Agreement may be executed in counterparts or with facsimile signatures, which shall be deemed equivalent to originals.

If this Agreement is acceptable to you, please sign below and return one original to me. I wish you all the best in your future endeavors.

Sincerely,

Asyst Technologies, Inc.


By: /s/ MIHIR PARIKH
   ------------------------------
Mihir Parikh, Ph.D., Chairman and
Chief Executive Officer

Exhibit A -- Amended and Restated Secured Promissory Note -- First Loan Exhibit B -- Amended and Restated Secured Promissory Note -- Second Loan Exhibit C -- Proprietary Information and Inventions Agreement


UNDERSTOOD AND AGREED:


/s/ DENNIS R. RICCIO
------------------------------
Dennis R. Riccio

4/12/02
------------------
Date

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Mr. Dennis Riccio
February 28, 2002
Page 8


APPROVED AS TO FORM:



By: /s/ [Signature Illegible]
   --------------------------------------------
        Law Offices of Lucius A. Cooper
        Attorneys for Dennis Riccio



By: /s/ [Signature Illegible]
   --------------------------------------------
        Cooley Godward LLP
        Attorneys for Asyst Technologies, Inc.